EMPLOYMENT AGREEMENT

AGREEMENT, made and entered into as of March 28, 2006 by and between GVI Security Solutions Inc., a Delaware corporation (the “Company”), and Joseph Restivo (the “Executive”).

WITNESSETH:

WHEREAS, the Company desires to employ the Executive and to enter into an agreement embodying the terms of such employment (this “Agreement”) and the Executive desires to enter into this Agreement and to accept such employment, subject to the terms and provisions of this Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the receipt of which is mutually acknowledged, the Company and the Executive (individually a “Party” and together the “Parties”) agree as follows:

1. Definitions.

(a) “Affiliate” of a specified person or entity shall mean a person or entity that directly or indirectly controls, is controlled by, or is under common control with, the person or entity specified.

(b) “Annual Bonus” shall have the meaning ascribed to such term in Section 5(b) below.

(c) “Base Salary” shall mean the annualized salary provided for in Section 4 below.

(d) “Board” shall mean the Board of Directors of the Company.

(e) “Cause” shall mean:

(i) a material breach by the Executive of any provision of this Agreement, including but not limited to a breach of Section 3(a) below, which, if curable, is not substantially cured within 30 days after the Executive’s receipt of written notice from the Company;

(ii) any conduct, action or behavior by the Executive that has or may reasonably be expected to have a material adverse effect on the reputation of the Company (including, without limitation, the commission of any felony or any act involving moral turpitude or dishonesty, whether or not in connection with the Executive’s employment hereunder); or

(iii) commission of any act by the Executive of gross negligence, willful malfeasance, reckless nonfeasance or malfeasance or any willful violation of law, in performance of his duties with the Company.

Anything herein to the contrary notwithstanding, the Company shall not be entitled to terminate the Executive’s employment for Cause unless the Company gives the Executive written notice of the event constituting “Cause” within 60 days after the Company becomes aware of such event and, if curable, the Executive fails to cure such event within 30 days after receipt of such notice.

(f) “Change in Control” shall mean any of the following:

(i) any “person” (as such term is used in Sections 3(a)(9) and 13(d) of the Securities Exchange Act of 1934, as amended), but excluding a person who owns more than 5% of the outstanding shares of the Company as of the Commencement Date, becomes a “beneficial owner” (as such term is used in Rule 13d-3 promulgated under that Act), of more than 50% of the Voting Stock of the Company;

(ii) the majority of the members of the Board consists of individuals other than Incumbent Directors, which term means the members of the Board as of the Commencement Date; provided that any individual becoming a director subsequent to such date whose election or nomination for election as a director was supported by a majority of the directors who were Incumbent Directors at the time of such election or nomination shall be an Incumbent Director; or

(iii) all or substantially all of the assets of the Company are disposed of pursuant to a merger, consolidation or other transaction (unless the stockholders of the Company immediately prior to such merger, consolidation or other transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the Voting Stock of the Company, all of the Voting Stock or other ownership interests of the entity or entities, if any, that succeed to the business of the Company).

For purposes of this Change in Control definition, “Voting Stock” shall mean the capital stock of any class or classes having general voting power, in the absence of specified contingencies, to elect the directors of the Company.

(g) “Closing Price” shall mean the closing price for the common stock of the Company as officially reported on the relevant date (or if there were no sales on such date, the next preceding date on which the closing price was recorded) by the principal national securities exchange (including, for purposes hereof, the Nasdaq Stock Market) on which the common stock of the Company is listed or admitted to trading or, if the common stock is not listed or admitted to trading on any national securities exchange, the closing price as furnished by the National Association of Securities Dealers, Inc. through Nasdaq or a similar organization if Nasdaq is no longer reporting such information. If, on any such date the common stock is not listed or admitted to trading on any United States national securities exchange and is not quoted by Nasdaq or any similar organization, the fair value of a share of common stock of the Company on such date, as determined in good faith by the Board.

(h) “Commencement Date” shall mean March 28, 2006.

(i) “Date of Termination” shall mean:

(i) if the Executive’s employment is terminated by the Company, the date the Company informs the Executive that his employment is so terminated;

(ii) if the Executive voluntarily resigns his employment, the date stated as his Date of Termination in a written notice to the Company (provided, that the Company may accelerate the Date of Termination to an earlier date by providing the Executive with notice of such action, or, alternatively, the Company may place the Executive on paid leave during such period);

(iii) if the Executive’s employment is terminated by reason of death, the date of death; or

(iv) if the Executive resigns his employment for Good Reason, 30 days after receipt by the Company of timely written notice from the Executive in accordance with Section 1(k) below unless the Company cures the event or events giving rise to Good Reason within 30 days after receipt of such written notice.

(j) “Disability” shall mean the Executive’s inability, due to physical or mental incapacity, to substantially perform his duties and responsibilities for a period of 90 consecutive days as determined by a medical doctor selected by the Company and reasonably acceptable to the Executive.

(k) “Good Reason” shall mean the occurrence of any of the following without the Executive’s consent:

(i) a material diminution in the Executive’s authority, duties or responsibilities as set forth in Section 3 below;

(ii) a reduction in the Executive’s Base Salary or bonus opportunity, or a failure by the Company to grant the Option in accordance with Section 6(a) below;

(iii) a material breach by the Company of any provision of this Agreement which, if curable, is not substantively cured within 30 days after the Company’s receipt of written notice from the Executive;

(iv) a change without the consent of the Executive, in the location of employment to greater than 50 miles of the Company’s Florida office; or

(v) a change in reporting structure so that the Executive reports to someone other than the Chief Executive Officer of the Company.

Anything herein to the contrary notwithstanding, the Executive shall not be entitled to resign for Good Reason unless the Executive gives the Company written notice of the event constituting “Good Reason” within 60 days after the Executive becomes aware of such event and, if curable, the Company fails to cure such event within 30 days after receipt of such notice.

(l) “Option” shall have the meaning ascribed to such term in Section 6 (a) below.

(m) “Term” shall have the meaning ascribed to such term in Section 2 below.

2. Term of Employment.

The term of the Executive’s employment hereunder shall begin on the Commencement Date and end at the close of business on the day before the third anniversary of the Commencement Date (the “Term”). Within 90 days prior to the end of the Term, the Company shall notify the Executive in writing whether or not it intends to negotiate a new employment agreement with him. Notwithstanding the foregoing, the Term shall end on the date on which the Executive’s employment is terminated by either Party in accordance with the provisions herein. If the Executive’s employment with the Company continues after the expiration of the Term, the Executive’s employment shall be on an “at will” basis.

3. Position; Duties and Responsibilities.

(a) During the Term, the Executive shall be employed as the Chief Financial Officer of the Company and shall perform such duties and responsibilities as reasonably determined by the Chief Executive Officer consistent with the duties and responsibilities normally associated with such position in a company the size and nature of the Company. The Executive, in carrying out his duties under this Agreement, shall report to the Chief Executive Officer of the Company. Subject to the approval of the Board, the Executive shall be responsible for hiring the senior managers of the Company, including, but not limited to, a Chief Financial Officer, Chief Operating Officer and Vice President of Sales, and shall recommend appropriate compensation packages for such senior management to the Board.

(b)  The Executive agrees to devote all of his business time, energies, skills, efforts and attention to his duties hereunder, and will not, without the prior written consent of the Company, render any material services to any other business concern. The Executive will use his best efforts and abilities faithfully and diligently to promote the Company's business interests.

(c) Anything herein to the contrary notwithstanding, nothing shall preclude the Executive from (i) subject to the reasonable approval of the Board, serving on the boards of directors of trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs and (iii) managing his personal investments and affairs, provided that the activities described in the preceding clauses (i) through (iii) do not interfere with the proper performance of his duties and responsibilities for the Company.

4. Base Salary.

During the Term, the Executive shall be paid an annualized Base Salary of $200,000, payable in accordance with the regular payroll practices of the Company. During the Term, the Base Salary may be increased, but not decreased, from time to time by the Board. The Executive shall not be entitled to any compensation for service as a member of the Board, if elected or appointed to the Board, or for service as an officer or member of any board of directors of any Affiliate.

5. Annual Bonuses.

During the Term, the Executive shall be eligible to receive an annual incentive award (“Annual Bonus”) of up to 50% of Base Salary based on the Executive’s achievement of annual performance and other targets approved by the Board. The amount and payment of any such Annual Bonus shall be determined in accordance with the Company’s practices for awarding annual incentive awards to senior executives. Any Annual Bonus shall be payable when bonuses for the applicable performance period are paid to other senior executives of the Company. Notwithstanding the foregoing, the Board, in its sole discretion, may provide the Executive an Annual Bonus greater than 50% of Base Salary with respect to any year.

6. Stock Option Grant.

(a) Initial Stock Option Grant. The Company shall grant the Executive on the Commencement Date a 10-year option to purchase in the aggregate 750,000 shares of the Company’s common stock (the “Option”). The exercise price per share with respect to 250,000 shares of the Option (“Traunch I Option Shares”) shall be equal to the Closing Price of a share of the Company’s common stock on the day before the Commencement Date. The exercise price per share with respect to 250,000 shares of the Option (“Traunch II Option Shares”) shall be equal to the greater of (i) the Closing Price of a share of the Company’s common stock on the day before the Commencement Date or (ii) $.50. The exercise price per share with respect to the final 250,000 shares of the Option (“Traunch III Option Shares”) shall be equal to the greater of (iii) the Closing Price of a share of the Company’s common stock on the day before the Commencement Date or (iv) $.78. Fifty percent of each of the Traunch I Option Shares, Traunch II Option Shares and the Traunch III Option Shares shall be immediately exercisable and an additional 25% of each such traunch shall become exercisable on each of the first and second anniversary of the Commencement Date, provided the Executive is employed by the Company on such date.

(b)  Second Stock Option Grant. Upon the closing of the Company’s first capital raise after the Commencement Date, the Company shall grant the Executive a 10-year option to purchase in the aggregate that number of shares of the Company’s common stock equal to 1.25% of the number of shares of common stock of the Company (or the common stock underlying convertible securities) sold by the Company pursuant to such offering (the “Second Option”). Notwithstanding the immediately preceding sentence, the number of shares subject to the Second Option shall not exceed 250,000. The exercise price per share with respect to the shares of the Second Option shall be equal to the Closing Price of the Company’s common stock on the day before (i) the Commencement Date or (ii) the grant of the Second Option, whichever is greater. The Executive’s right to be granted the Second Option under this Section 6(b) shall terminate if the Company has not closed on a capital raise before the second anniversary of the Commencement Date. Fifty percent of the shares of the Second Option shall be immediately exercisable and an additional 25% of the Second Option shall become exercisable on each of the first and second anniversary of the grant of the Second Option, provided the Executive is employed by the Company on such date.

(c) Other Conditions. The Executive shall be subject to the equity ownership, retention and other requirements applicable to senior executives of the Company. Except as otherwise expressly provided herein, the Initial Option and the Second Option shall be governed by the applicable plan and option agreement. During the Term, the Board may, in its sole discretion, grant the Executive additional options to acquire the Company’s common stock.

7. Employee Benefit Programs.

During the Term, the Executive shall be entitled to participate in all employee savings and welfare benefit plans and programs made available to the Company’s senior-level executives on a basis no less favorable than provided to other similarly-situated executives, as such plans or programs may be in effect from time to time, includ-ing, without limitation, savings and other retire-ment plans or programs, medical, dental, hospitalization, short-term and long-term disability and life insurance plans, accidental death and dismemberment protection, travel accident insurance, and any other pension or retire-ment plans or programs and any other employee welfare benefit plans or programs that may be sponsored by the Company from time to time.

8. Reimbursement of Business and Other Expenses; Perquisites; Vacations.

(a) During the Term, the Executive is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, including but not limited to, reasonable travel and living expenses incurred by the Executive while the Company’s executive offices are located in Dallas, and the Company shall promptly reimburse him for all business and entertainment expenses incurred in connection with carrying out the business of the Company, subject to documentation in accordance with the Company’s policy.

(b) The Executive shall be entitled to the perquisites provided to other senior-level executives. The Executive shall also be entitled to a car allowance of $1,000 per month.

(c) The Executive shall be entitled to four weeks paid vacation per year.

9. Termination of Employment.

(a) Termination Without Cause by the Company or Resignation for Good Reason by the Executive prior to a Change in Control. In the event, prior to a Change in Control, the Executive’s employment during the Term is terminated without Cause by the Company or the Executive resigns for Good Reason, the Executive shall be entitled to:

(i) Base Salary through the Date of Termination;

(ii) any unpaid Annual Bonus earned with respect to any fiscal year preceding the Date of Termination;

(iii) a pro rated Annual Bonus for the fiscal year in which the Date of Termination occurs (determined by multiplying the amount the Executive would have received had employment continued through the end of such fiscal year by a fraction, the numerator of which is the number of days during such fiscal year that the Executive is employed by the Company and the denominator of which is 365), payable when bonuses for such fiscal year are paid to other Company executives;

(iv) payment of Base Salary as salary continuation and, to the extent permitted under the terms of the relevant plans and arrangements, all welfare benefits described in Paragraph 7 for a period of 12 months; provided, however, if the terms of the Company’s group medical and/or dental plans do not permit the continued coverage of the Executive in the plan after his termination of employment, the Company shall pay for his premiums for continuing coverage under COBRA; provided, further, the obligation of the Company to provide welfare benefits under this clause (iv) (including the obligation to pay COBRA premiums) shall terminate upon the Executive becoming eligible for welfare benefits from another employer;

(v) provided at least six months has expired since the date on which shares subject to the Option last became exercisable (the “Previous Scheduled Date”), a pro rated portion of the shares subject to the Option that would become exercisable on the next scheduled date for shares to become exercisable (the “Next Scheduled Date”) shall become immediately exercisable (determined by multiplying the number of shares subject to the Option that would have become exercisable had employment continued through the Next Scheduled Date by a fraction, the numerator of which is the number of days between the Previous Scheduled Date and the Date of Termination and the denominator of which is 365);

(vi) any amounts earned, accrued or owing to the Executive but not yet paid under Section 8 above, including accrued vacation; and

(vii) except as otherwise provided in Section 9(e) below, any additional payment and benefit in accordance with the applicable plans and programs of the Company.

(b) Termination upon Death or Disability. In the event the Executive’s employment during the Term is terminated upon death or Disability, the Executive (or his estate or legal representative, as the case may be) shall be entitled to:

(i) Base Salary through the Date of Termination;

(ii) any unpaid Annual Bonus earned with respect to any fiscal year preceding the Date of Termination;

(iii) a pro rated Annual Bonus for the fiscal year in which the Date of Termination occurs (determined by multiplying the amount the Executive would have received had employment continued through the end of such fiscal year by a fraction, the numerator of which is the number of days during such fiscal year that the Executive is employed by the Company and the denominator of which is 365), payable when bonuses for such fiscal year are paid to other Company executives;

(iv) any amounts earned, accrued or owing to the Executive but not yet paid under Section 8 above, including accrued vacation; and

(v) any additional payment and benefit in accordance with applicable plans or programs of the Company.

(c) Termination by the Company for Cause or a Voluntary Resignation by the Executive. If, during the Term, the Company terminates the Executive’s employment for Cause or the Executive voluntarily resigns, the Executive shall be entitled to:

(i) Base Salary through the Date of Termination;

(ii) any amounts earned, accrued or owing to the Executive but not yet paid under Section 8 above, including accrued vacation; and

(iii) any additional payment and benefit in accordance with the applicable plans or programs of the Company.

(d) Termination Without Cause by the Company or Resignation for Good Reason by the Executive on or after a Change in Control. If, during the Term, the Executive’s employment is terminated on or within 12 months after a Change in Control without Cause by the Company or the Executive resigns for Good Reason, the Executive shall be entitled to:

(i) Base Salary through the Date of Termination;

(ii) any unpaid Annual Bonus earned with respect to any fiscal year preceding the Date of Termination and any unpaid portion of the Signing Bonus;

(iii) a pro rated Annual Bonus for the fiscal year in which the Date of Termination occurs (determined by multiplying one-half of the Executive Base Salary by a fraction, the numerator of which is the number of days during such fiscal year that the Executive is employed by the Company and the denominator of which is 365);

(iv) a payment of 200% Base Salary and to the extent permitted under the terms of the relevant plans and arrangements, all welfare benefits described in Paragraph 7 for a period of 24 months; provided, however, if the terms of the Company’s group medical plan does not permit the continued coverage of the Executive in the plan after his termination of employment, the Company shall pay for his premiums for continuing coverage under COBRA; provided, further, the obligation of the Company to provide welfare benefits under this clause (iv) (including the obligation to pay COBRA premiums) shall terminate upon the Executive becoming eligible for welfare benefits from another employer;

(v) all of the shares subject to the Option shall become immediately exercisable;

(vi) any amounts earned, accrued or owing to the Executive but not yet paid under Section 8 above, including accrued vacation; and

(vii) except as otherwise provided in Section 9(e) below, any additional payment and benefit in accordance with the applicable plans and programs of the Company.

Subject to the provisions of Section 9(h) below, the payments described in clauses (i), (ii) and (iii) of this Section 9(d) shall be payable to the Executive within 30 days of the Date of Termination.

(e) Exclusivity of Benefits; Release of Claims. Any payments provided pursuant to Section 9(a) or (d) above shall be in lieu of any salary continuation arrangements under any other severance program of the Company. Notwithstanding anything herein to the contrary, in order to be entitled to the payments, rights and other entitlements in Section 9(a) or (d) above, the Executive shall be required to execute and deliver a general release of claims against the Company in the form supplied by the Company and not revoke such release within the applicable revocation period.

(f) Nature of Payments. Any amounts due under this Section 9 are in the nature of severance payments considered to be reasonable by the Company and are not in the nature of a penalty.

(g) Resignation. Notwithstanding any other provision of this Agreement, upon the termination of the Executive’s employment for any reason, unless otherwise requested by the Board, he shall immediately resign from the Board if he were then a member, from all boards of directors of any Affiliate of the Company of which he may be a member, and as a trustee of, or fiduciary to, any employee benefit plans of the Company or any Affiliate. The Executive hereby agrees to execute any and all documentation of such resignations upon request by the Company, but he shall be treated for all purposes as having so resigned upon termination of his employment, regardless of when or whether he executes any such documentation.

(h) This Agreement is intended to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). Notwithstanding any provision herein to the contrary, this Agreement shall be interpreted, operated and administered consistent with this intent. In that regard, any payment in connection with the Executive’s termination of employment shall not be made earlier than six (6) months after the Date of Termination to the extent required by Code Section 409A(a)(2)(B)(i).

10. Confidentiality; Assignment of Rights.

(a) During the Term and thereafter, other than in the ordinary course of performing his duties for the Company or as required in connection with providing any cooperation to the Company pursuant to Section 13 below, the Executive agrees that he shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company or any Affiliate of the Company, including such trade secret or proprietary or confidential information of any customer or other entity to which the Company owes an obligation not to disclose such information, which he acquires during the course of his employment, including, but not limited to, records kept in the ordinary course of business, except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent or actual jurisdiction to order him to divulge, disclose or make accessible such information. In the event the Executive is requested to disclose information as contemplated in the preceding sentence, the Executive agrees, unless otherwise prohibited by law, to give the Company prompt written notice of any request for disclosure in advance of the Executive making such disclosure in order to permit the Company a reasonable opportunity to challenge such disclosure. The foregoing shall not apply to information that (i) was known to the public prior to its disclosure to the Executive; or (ii) becomes known to the public subsequent to disclosure to the Executive through no wrongful act of the Executive or any representative of the Executive.

(b) The Executive hereby sells, assigns and transfers to the Company all of his right, title and interest in and to all inventions, discoveries, improvements and copyrightable subject matter (the “rights”) which during the course of his employment are made or conceived by him, alone or with others, and which are within or arise out of any general field of the Company’s business or arise out of any work he performs, or information he receives regarding the business of the Company, while employed by the Company. The Executive shall fully disclose to the Company as promptly as available all information known or possessed by him concerning the rights referred to in the preceding sentence, and upon request by the Company and without any further remuneration in any form to him by the Company, but at the expense of the Company, execute all applications for patents and for copyright registration, assignments thereof and other instruments and do all things which the Company may deem necessary to vest and maintain in it the entire right, title and interest in and to all such rights.

(c) Except as otherwise may be required by law, the Executive agrees that at the time of the termination of employment, whether at the instance of the Executive or the Company, and regardless of the reasons therefore, or at any other time requested by the Company, he will deliver to the Company, and not keep or deliver to anyone else, any and all notes, files, memoranda, papers and, in general, any and all physical matter and computer files and other media containing information, including any and all documents relating to the conduct of the business of the Company or any of its Affiliates which are in his possession or control, except for (i) any documents for which the Company has given written consent to removal at the time of termination of the Executive’s employment and (ii) any information the Executive reasonably believes may be necessary for his tax purposes.

11. Non-Competition; Non-Solicitation.

(a) While employed and for 12 months following the termination of the Executive’s employment with the Company, the Executive agrees that he shall not, other than in the ordinary course of performing his duties hereunder or as agreed by the Company in writing, engage in a “Competitive Business,” directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any relationship or capacity, in any geographic location in which the Company or any of its Affiliates is engaged in business. The Executive shall not be deemed to be in violation of this Section 11(a) by reason of the fact that he owns or acquires, solely as an investment, up to two percent (2%) of the outstanding equity securities (measured by value) of any entity. With respect to an entity which is engaged in both a Competitive Business and a non-Competitive Business, the Executive may provide services to the non-Competitive Business provided that the Competitive Business is not the principal or predominant business of such entity and the Executive does not render any services or advice, directly or indirectly, to the Competitive Business.

“Competitive Business” shall mean a business that the Company or any of its Affiliates is engaged in or intending to enter at the time of the alleged violation.

(b) The Executive agrees that while employed and for a period of 12 months following the termination of the Executive’s employment with the Company, he will not, without the prior written consent of the Company, directly or indirectly, hire any employee or independent contractor of the Company or any of its Affiliates, or knowingly solicit or encourage any such employee or independent contractor to leave the employ of the Company or its Affiliates, as the case may be.

(c) The Executive agrees that while employed and for a period of 12 months following the termination of the Executive’s employment with the Company, he will not, without the prior written consent of the Company, knowingly solicit or encourage any customer or supplier of the Company or any of its Affiliates to reduce or cease its business with the Company or any such Affiliate or otherwise knowingly interfere with the relationship of the Company or any Affiliate with its customers or suppliers.

12. Injunctive and Other Relief.

The Executive expressly agrees and acknowledges any breach or threatened breach of any obligation under Section 10, 11 or 14 hereof will cause the Company irreparable harm for which there is no adequate remedy at law, and as a result of this the Company, in addition to any other remedies it may be entitled to, shall be entitled to the issuance by a court of competent jurisdiction of an injunction, restraining order or other equitable relief in favor of itself, without the necessity of posting a bond, restraining the Executive from committing or continuing to commit any such violation. If the Company defers or withholds payment of any amount otherwise payable under this Agreement on the basis of an asserted violation of any provision of Section 10, 11 or 14, and it is subsequently finally determined that the Executive did not commit such violation, the Company shall promptly pay all such unpaid amounts to the Executive from the date such payments should have been made under this Agreement until the date they are actually paid, together with interest at the prime rate set by the Citibank.

13. Cooperation.

Following the Date of Termination, upon reasonable request by the Company, the Executive shall cooperate with the Company with respect to any litigation or other dispute relating to any matter in which he was involved or had knowledge during his employment with the Company. The Company shall reimburse the Executive for all reasonable out-of-pocket costs, such as travel, hotel and meal expenses, incurred by the Executive in providing any cooperation pursuant to this Section 13. The Company shall make its attorney available to advise the Executive or if, in the reasonable opinion of the Company’s attorney, a conflict arises which would prevent the Company’s attorney from advising the Executive, the Company shall reimburse the Executive for reasonable legal fees incurred in providing any cooperation pursuant to this Section 13.

14. Non-Disparagement.

The parties hereto shall not during the Term or thereafter denigrate, ridicule or intentionally criticize each other, their Affiliates or any of their respective products, services, employees, officers or directors, including, without limitation, by way of news interviews or the expression of personal views, opinions or judgments to the media.

15. The Executive’s Representations.

The Executive represents and warrants to the Company that his entering into and performing his obligations under this Agreement will not violate any agreement between the Executive and any other person, firm or organization. The Executive also represents and warrants that he will not use or disclose any confidential or proprietary information of any prior employer in the course of performing his duties for the Company or any of its Affiliates.

16. Assignability; Binding Nature.

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, heirs (in the case of the Executive) and assigns. For purposes of this Section 16, a successor to the Company shall be limited to an entity which shall have acquired substantially all of the business and/or assets of the Company and shall have expressly assumed (whether by agreement or operation of law) and agreed to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. No rights or obligations of the Executive under this Agreement may be assigned or transferred by the Executive other than his rights to compensation and benefits, which may be transferred only by will, operation of law or in accordance with Section 23 below.

17. Payroll Deductions.

All applicable federal, state and local withholding taxes, and deductions authorized by the Executive or by law, shall be deducted from all payments set forth in this Agreement.

18. Entire Agreement.

This Agreement contains the entire understanding and agreement between the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the Parties with respect thereto. In the event of any inconsistency between any provision of this Agreement and any other provision of any other plan, policy or program of, or other agreement with, the Company, the provisions of this Agreement shall control.

19. Amendment or Waiver.

No provision in this Agreement may be amended unless such amendment is agreed to in writing and signed by the Executive and an authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision contained in this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by the Party against whom it is being enforced (either the Executive or an authorized officer of the Company, as the case may be).

20. Severability.

In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, in whole or in part, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect to the fullest extent permitted by law.

21. Survivorship.

The respective rights and obligations of the Parties hereunder, including, without limitation, Section 9 (termination of employment), Section 10 (confidentiality; assignment of rights), Section 11 (non-competition; non-solicitation), Section 12 (injunctive and other relief), Section 13 (cooperation), Section 14 (non-disparagement), Section 22 (indemnification and liability insurance) and Section 25 (resolution of disputes), shall survive any termination of the Executive’s employment to the extent necessary to the intended preservation of such rights and obligations.

22. Indemnification and Liability Insurance.

The Company hereby agrees that through out the Term, the Executive shall be covered by any general liability insurance policy, including, but not limited to, any directors and officers insurance, that other directors and officers of the Company are covered by and agrees to indemnify the Executive and hold him harmless, both during the Term and thereafter, to the fullest extent permitted under the by-laws of the Company against and in respect to any and all actions, suits, proceedings, claims, demands, judgments, costs, expenses (including reasonable attorneys’ fees), losses, and damages resulting from the Executive’s good faith performance of his duties as an officer or director of the Company.

23. Beneficiaries/References.

The Executive shall be entitled, to the extent permitted under applicable plans, agreements or law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable hereunder following the Executive’s death by giving the Company written notice thereof. In the event of the Executive’s death or a judicial determination of his incompetence, reference in this Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

24. Governing Law.

This Agreement shall be governed by and construed and interpreted in accordance with the laws of Florida without reference to principles of conflicts of law, provided, however, that Federal law shall apply to the interpretation or enforcement of Section 25 below.

25. Resolution of Disputes.

Except as otherwise provided in Section 12 above, any dispute arising under or relating to this Agreement shall be resolved by confidential and binding arbitration, to be held in the County of Palm Beach in the state of Florida before a single arbitrator in accordance with the rules and procedures of the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. Each Party shall be responsible for its own costs and expenses, including attorneys’ fees incurred in connection with the arbitration, and neither Party shall be liable for punitive or exemplary damages.

26. Notices.

Any notice given to a Party shall be in writing and shall be deemed to have been given (i) when delivered personally, (ii) three days after being sent by certified or registered mail, postage prepaid, return receipt requested or (iii) two days after being sent by overnight courier (provided that a written acknowledgement of receipt is obtained by the overnight courier), with any such notice duly addressed to the Party concerned at the address indicated below or to such other address as such Party may subsequently give such notice of in accordance with this Section 26:

If to the Company:                              GVI Security Solutions Inc.
2801 Trade Center Drive
Carrolton, TX 75007
Attention: Chairman of the Board of Directors

If to the Executive:                               Joseph Restivo
2815 NW 45th Street
Boca Raton, FL 33434

27. Excise Tax.

Notwithstanding anything in this Agreement to the contrary, in the event that any payment, distribution, grant, vesting or benefit made or provided to or for the benefit of the Executive in connection with this Agreement or his employment with the Company or the termination thereof (a “Change in Control Payment”) is determined to be subject to any excise tax (“Excise Tax”) imposed by Section 4999 of the Code (or any successor to such section), if it is determined that, on an after-Excise Tax basis, the Executive’s economic benefit would be increased if the Company reduced the Change in Control Payments to be provided to the Executive to the extent necessary to avoid the imposition of the Excise Tax, the Company shall reduce such Change in Control Payments to the Executive. The determination regarding the Excise Tax will be made by an expert on the issues related to the Excise Tax selected by the Company and approved by the Executive. The same expert will be used for the determination of any other Excise Taxes due relating to a Change in Control for any other employee of the Company. In making its determination regarding the Excise Tax, the expert shall take into account all facts and circumstances, including without limitation, the fact that part of the Change in Control Payments is being paid by the Company to the Executive in consideration for the non-compete and non-solicitation covenants contained in Section 11 hereof.

28. Headings.

The headings of the sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

29. Counterparts.

This Agreement may be executed in two or more counterparts.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

GVI SECURITY SOLUTIONS INC.

By: __________________________________

Name:
Title:

THE EXECUTIVE

_____________________________________
Joseph Restivo